As filed with the Securities and Exchange Commission on October 1, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2297484
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Oscient Pharmaceuticals Corporation Employee Stock Purchase Plan

Oscient Pharmaceuticals Corporation 2007 Employment Inducement Award Plan

(Full title of the Plan)

Philippe M. Maitre

Chief Financial Officer

Oscient Pharmaceuticals Corporation

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(781) 398-2300

With a copy to:

Robert Spadafora, Esq. Oscient Pharmaceuticals Corporation 1000 Winter Street, Suite 2200 Waltham, MA 02451 (781) 398-2300	Patrick O’Brien, Esq. Ropes & Gray LLP One International Place Boston, Massachusetts 02110 (617) 951-7000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.10 par value per share(3)	650,000 shares	$2.58	$1,677,000	$51.48

(1)	This number represents 150,000 shares being registered pursuant to the Oscient Pharmaceuticals Corporation Amended and Restated Employee Stock Purchase Plan, as amended, and 500,000 shares being registered pursuant to the Oscient Pharmaceuticals Corporation 2007 Employment Inducement Award Plan.

(2)	The proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) on the basis of the average of the high and low prices of Oscient Pharmaceuticals Corporation common stock, par value $.10 per share, as reported by the National Association of Securities Dealers Automated Quotation system on September 27, 2007.

(3)	With respect to the Oscient Pharmaceuticals Corporation Amended and Restated Employee Stock Purchase Plan, as amended, the number of securities being carried forward from the Registrant’s Registration Statements on Form S-8 (File No. 333-39390, File No. 333-97139, File No. 333-106563, File No. 333-116707 and File No. 333-138309) is 281,250.

Exhibit Index can be found following page II-7.

EXPLANATORY NOTE

On June 7, 2007, the Registrant’s shareholders approved an amendment to the Amended and Restated Employee Stock Purchase Plan, as amended (the “ESPP”), to increase from 281,250 to 431,250 the number of shares of common stock, par value $0.10 per share (“Common Stock”), available for issuance under the ESPP. Additionally, on August 13, 2007, the Board of Directors of the Registrant approved the Oscient Pharmaceuticals Corporation 2007 Employment Inducement Award Plan (the “Inducement Plan”) and authorized 500,000 of Common Stock for issuance under the Inducement Plan. The contents of the Registration Statements on Form S-8 (File No. 333-39390, File No. 333-97139, File No. 333-106563, File No. 333-116707 and File No. 333-138309) previously filed with the Securities and Exchange Commission with respect to the ESPP are hereby incorporated by reference in this Registration Statement. This Registration Statement is being filed for the purpose of increasing the number of shares of Registrant’s Common Stock registered under the ESPP by 150,000 shares, registering 500,000 shares of Common Stock under the Inducement Plan, filing the amendment to the ESPP and filing the Inducement Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I have been sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)	Annual Report on Form 10-K for the year ended December 31, 2006 (filed with the Commission on March 15, 2007);

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (filed with the Commission on May 10, 2007);

(c)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (filed with the Commission on August 9, 2007);

(d)	Current Report on Form 8-K filed with the Commission on January 4, 2007; Current Report on Form 8-K filed with the Commission on January 9, 2007; Current Report on Form 8-K filed with the Commission on February 23, 2007; Current Report on Form 8-K filed with the Commission on February 28, 2007; Current Report on Form 8-K filed with the Commission on March 5, 2007; Current Report on Form 8-K filed with the Commission on April 11, 2007; Current Report on Form 8-K filed with the Commission on May 04, 2007; Current Report on Form 8-K filed with the Commission on June 13, 2007, Current Report on Form 8-K filed with the Commission on July 13, 2007; Current Report on Form 8-K filed with the Commission on August 3, 2007; Current Report on Form 8-K filed with the Commission on August 17, 2007; Current Report on Form 8-K filed with the Commission on August 27, 2007; Current Report on Form 8-K filed with the Commission on September 19, 2007; and

(e)	The description of Common Stock contained in the Registration Statement on Form 10-A, filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on January 9, 1996, including any amendment or report updating such description of Common Stock.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4:	Description of Securities

Not applicable.

Item 5:	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 2.02(b)(4) of the Massachusetts Business Corporation Act (the “MBCA”) provides that a corporation may, in its articles of organization, eliminate or limit a director’s personal liability to the corporation and its shareholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (1) a breach of the director’s duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) improper distributions, and (4) transactions from which the director derived an improper personal benefit. Our Restated Articles of Organization, as amended to date, provide that our directors shall not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Massachusetts Business Corporation Act as in effect at the time such liability is determined.

Section 8.51 of the MBCA permits the a corporation to indemnify a director if the individual (1) acted in good faith, (2) reasonably believed that his or her conduct was (a) in the best interests of the corporation or (b) at least not opposed to the best interest of the corporation, and (3) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 8.51 also permits the Registrant to indemnify a director for conduct for which such individual is or would be exculpated under the charter provision referred to above, whether or not the director satisfied a particular standard of conduct. Section 8.56 of the MBCA permits a corporation to indemnify an officer (i) under those circumstances in which the corporation would be allowed to indemnify a director and (ii) to such further extent as the corporation chooses provided that the liability does not arise out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. This broader permissible indemnification for officers also is available for a director who is an officer if the individual becomes party to a proceeding on the basis of an act or omission solely as an officer. Section 8.55 of the MBCA mandates that the determination that an award of indemnification is appropriate in a particular circumstance be made by (A) a majority vote of all disinterested directors or a majority of a committee of disinterested directors (in each case, if there are at least two disinterested directors), (B) special legal counsel, or (C) the shareholders.

Prior to the final disposition of a proceeding involving a director or officer, Sections 8.53 and 8.56 of the MBCA allow a corporation to pay for or reimburse reasonable expenses. As a condition, the director or officer must deliver a written undertaking to repay the funds if the individual is determined not to have met the relevant standard of conduct, which determination is made in the same manner as the determination of whether an individual is entitled to indemnification. This undertaking may be accepted without security and without regard to the individual’s financial ability to make repayment. Another condition to advancement of expenses is that the individual submit a written affirmation of his or her good faith that he or she has met the standard of conduct necessary for indemnification (or that the matter involved conduct for which liability has been eliminated pursuant to the charter exculpation provision referred to above).

The MBCA allows a corporation to obligate itself (1) to indemnify a director or officer and (2) to provide advancement of expenses to such an individual. Such a commitment may be made in the corporation’s charter or bylaws or in a resolution adopted, or a contract approved, by the board of directors or the shareholders. Our By-Laws provide that we shall indemnify our directors and officers to the full extent legally permissible, except that no indemnification may be provided for any director or officer with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. In addition, we hold a Directors and Officer Liability and Corporate Indemnification Policy.

Sections 8.52 and 8.56(c) of the MBCA mandate indemnification for reasonable expenses, regardless of whether an individual has met a particular standard of conduct, in connection with proceedings in which a director or officer is wholly successful, on the merits or otherwise. Furthermore, Section 8.54 of the MBCA provides that a court may direct a corporation to indemnify a director or officer if the court determines that (1) the director or officer is entitled to mandatory indemnification under the MBCA, (2) the director or officer is entitled to indemnification pursuant to a provision in the corporation’s charter or bylaws or in a contract or a board or shareholder resolution, or (3) it is fair and reasonable to indemnify the director or officer, regardless of whether he or she met the relevant standard of conduct.

Sections 8.30 and 8.42 of the MBCA provide that if an officer or director discharges his duties in good faith and with the care that a person in a like position would reasonably exercise under similar circumstances and in a manner the officer or director reasonably believes to be in the best interests of the corporation, he or she will not be liable for such actions.

Item 8.	Exhibits.

Exhibit 4.1.1	Amended and Restated Employee Stock Purchase Plan

Exhibit 4.1.2	Amendment to the Amended and Restated Employee Stock Purchase Plan Dated as of March 8, 2007

Exhibit 4.2	2007 Employment Inducement Award Plan

Exhibit 5.1	Opinion of Ropes & Gray LLP

Exhibit 23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1)

Exhibit 23.2	Consent of Ernst & Young LLP

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 1st day of October, 2007.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Philippe M. Maitre
Name:	Philippe M. Maitre
Title:	Senior Vice President and Chief Financial Officer

Date: October 1, 2007

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven M. Rauscher, Dominick C. Colangelo and Philippe M. Maitre and each of them singly, with full power to act without the other, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any substitutes lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Rauscher Steven M. Rauscher	Director, President and Chief Executive Officer (Principal Executive Officer)	October 1, 2007

/s/ Philippe M. Maitre Philippe M. Maitre	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 1, 2007

/s/ David K. Stone David K. Stone	Director and Chairman of the Board	October 1, 2007

/s/ Gregory B. Brown Gregory B. Brown	Director	October 1, 2007

/s/ Walter Flamenbaum Walter Flamenbaum	Director	October 1, 2007

/s/ Robert J. Hennessey Robert J. Hennessey	Director	October 1, 2007

/s/ William R. Mattson William R. Mattson	Director	October 1, 2007

/s/ Gary Patou Gary Patou	Director	October 1, 2007

/s/ William S. Reardon William S. Reardon	Director	October 1, 2007

/s/ Norbert G. Riedel Norbert G. Riedel	Director	October 1, 2007

/s/ John E. Voris John E. Voris	Director	October 1, 2007

EXHIBIT INDEX

Number	Title of Exhibit
Exhibit 4.1.1	Amended and Restated Employee Stock Purchase Plan

Exhibit 4.1.2	Amendment to the Amended and Restated Employee Stock Purchase Plan Dated as of March 8, 2007

Exhibit 4.2	2007 Employment Inducement Award Plan

Exhibit 5.1	Opinion of Ropes & Gray LLP

Exhibit 23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5)

Exhibit 23.2	Consent of Ernst & Young LLP

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)